                                                                    EXHIBIT 99.1

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted net income (loss) per share with basic and diluted net income (loss) per share. Unlike primary net income (loss) per share, basic net income (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income (loss) per share is very similar to the previously reported net income (loss) per share. The effect of replacing primary net income (loss) per share by basic net income (loss) per share was $0.00 in 1997 due to the net loss for the year, $0.01 in 1996 and $0.01 in 1995. The effect of replacing fully diluted net income (loss) per share by diluted net income (loss) per share was $0.00 in 1997 due to the net loss for the year, $0.00 in 1996 and $0.01 in 1995.

In February 1998, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 98 ("SAB 98"). Under SAB 98, certain shares of convertible preferred stock, options and warrants to purchase shares of common stock, issued at prices substantially below the per share price of shares sold in the Company's initial public offering in November 1995, previously included in the computation of shares outstanding pursuant to Staff Accounting Bulletins Nos. 55, 64 and 83 are now excluded from the computation. Basic and diluted net income (loss) per share for the year ended September 30, 1995 have been retroactively restated to apply the requirements of SAB 98.

Restatement of selected financial data is for the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995.



The following table illustrates Exhibit 11.1 as presented in the original 1997 10-KSB filing:



                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



Primary and Fully Diluted Earnings Per Share
--------------------------------------------

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                   YEAR ENDED SEPTEMBER 30,
                                                                --------------------------------------------
                                                                         1997                    1996
                                                                --------------------     -------------------
 Net income (loss)                                                           $(2,481)                 $  854

 Computation of weighted average common and common
  equivalent shares outstanding:
  Common stock                                                                 7,049                   6,548
  Options and warrants                                                             -                     839
                                                                --------------------     -------------------
 Total weighted average common and common equivalent
  shares outstanding                                                           7,049                   7,387
                                                                --------------------     -------------------
 Net income (loss) per share                                                 $ (0.35)                 $ 0.12
                                                                ====================     ===================

The following table presents Exhibit 11.1 from the 1997 10-KSB as restated in accordance with FAS 128:

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                   YEAR ENDED SEPTEMBER 30,
                                                                --------------------------------------------
                                                                         1997                    1996
                                                                --------------------     -------------------
 Numerator for basic and diluted net income (loss) per share                 $(2,481)                 $  854

 Denominator for basic net income (loss) per share                             7,049                   6,548

 Effect of dilutive securities
  Employee stock options                                                           -                     550
  Warrants                                                                         -                     196
                                                                --------------------     -------------------
 Denominator for diluted net income (loss) per share                           7,049                   7,294

 Basic net income (loss) per share                                           $ (0.35)                 $ 0.13
                                                                --------------------     -------------------
 Diluted net income (loss) per share                                         $ (0.35)                 $ 0.12
                                                                --------------------     -------------------



The following table illustrates Exhibit 13.1 as presented in the original 1997 10-KSB filing:



                      SELECTED CONSOLIDATED FINANCIAL DATA



                                                                    YEARS ENDED SEPTEMBER 30,
                                               -------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)               1997          1996          1995          1994         1993
                                               ------------  ------------  ------------  ------------  -----------

CONSOLIDATED STATEMENT OF OPERATIONS
  Revenue                                          $24,507        $24,763       $18,447      $10,587      $10,312
  Gross margin                                      10,718         11,507         6,756        3,902        3,066
  Operating income (loss)                           (2,695)           563           710       (2,048)      (3,109)
  Net income (loss)                                $(2,481)       $   854       $   377      $(2,105)     $(3,070)
  Net income (loss) per share (pro forma            $(0.35)         $0.12         $0.07
  for 1995)
  Shares used in computing net
     income (loss) per share                         7,049          7,387         5,425

The following table presents Exhibit 13.1 as restated in accordance with FAS
128:

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                    YEARS ENDED SEPTEMBER 30,
                                               -------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)               1997          1996          1995          1994         1993
                                               ------------  ------------  ------------  ------------  -----------

CONSOLIDATED STATEMENT OF OPERATIONS
  Revenue                                          $24,507        $24,763       $18,447      $10,587      $10,312
  Gross margin                                      10,718         11,507         6,756        3,902        3,066
  Operating income (loss)                           (2,695)           563           710       (2,048)      (3,109)
  Net income (loss)                                $(2,481)       $   854       $   377      $(2,105)     $(3,070)

  Basic Net income (loss) per share                $ (0.35)       $  0.13       $  0.08
  Diluted Net income (loss) per share              $ (0.35)       $  0.12       $  0.08
     (pro forma for 1995)

  Shares used in computing:
  Basic Net income (loss) per share                  7,049          6,548         4,448
  Diluted Net income (loss) per share                7,049          7,294         5,012